EXHIBIT 99.1

RockTenn Reports Second Quarter Fiscal 2013 Results

NORCROSS, Ga., April 23, 2013 (GLOBE NEWSWIRE) -- RockTenn (NYSE:RKT) today reported earnings for the quarter ended March 31, 2013 of $4.45 per diluted share and adjusted earnings of $1.12 per diluted share. Adjusted earnings per share increased 15% over the prior year quarter.

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Six Months Ended March 31, 2013	Six Months Ended March 31, 2012

Earnings per diluted share	$ 4.45	$ 0.44	$ 5.64	$ 1.50

Alternative fuel mixture credit tax reserve adjustment	(3.47)	―	(3.47)	―
Restructuring and other costs and operating losses and transition costs due to plant closures	0.14	0.36	0.30	0.48
Loss on extinguishment of debt	―	0.17	―	0.17

Adjusted earnings per diluted share	$ 1.12	$ 0.97	$ 2.47	$ 2.15

Second Quarter Results

  Net sales of $2,325 million for the second quarter of fiscal 2013 increased $42 million compared to the second quarter of fiscal 2012. Segment income of $174 million increased $10 million or 6% over the prior year quarter adjusted to eliminate $7 million of pre-tax losses in the prior year quarter due to our Matane, Quebec containerboard mill.
  RockTenn's income tax benefit during the quarter was primarily due to the reversal of previously established tax reserves of $254 million relating to alternative fuel mixture credits acquired in the Smurfit-Stone Acquisition following the Internal Revenue Service's completion of its examination of the Smurfit-Stone 2009 tax return.
  RockTenn's restructuring and other costs and operating losses and transition costs due to plant closures were $0.14 per diluted share after-tax, for the second quarter of fiscal 2013. These costs consisted primarily of $8 million of pre-tax facility closure charges and $4 million of pre-tax integration costs.

Chairman and Chief Executive Officer's Statement

RockTenn Chairman and Chief Executive Officer James A. Rubright stated, "RockTenn's strong earnings growth over the prior year quarter reflects continued improvements in our operating performance and higher containerboard and box pricing. Our supply chain performed well managing constrained containerboard supply during the first half of our spring outage season and our box plants performance improved as we have consolidated our system and grown our sales and unit pricing in a relatively flat domestic market."

Segment Results

Containerboard and Paperboard Tons Shipped

Corrugated Packaging segment tons shipped increased approximately 28,000 tons over the prior year quarter due to increased domestic sales.  Consumer Packaging segment paperboard and pulp shipments of approximately 339,000 tons decreased approximately 10,000 tons over the prior year quarter primarily due to the planned major maintenance outage at our Demopolis, AL bleached paperboard mill.

Corrugated Packaging Segment

Corrugated Packaging segment net sales increased $103 million to $1,608 million and segment income adjusted to eliminate $7 million of pre-tax losses at our closed Matane, Quebec containerboard mill, increased $32 million to $108 million in the second quarter of fiscal 2013 compared to the prior year quarter. The increased sales and earnings are primarily related to higher selling prices and containerboard volume, partially offset by higher operating expenses including $12 million of incremental maintenance outage expense. Corrugated Packaging segment EBITDA margin was 13.4% for the second quarter of fiscal 2013.

Consumer Packaging Segment

Consumer Packaging segment net sales decreased $21 million and segment income declined $21 million in the second quarter of fiscal 2013 compared to the prior year quarter due primarily to generally lower selling prices, lower display sales and lower bleached paperboard volume due to the planned major maintenance outage at our Demopolis bleached paperboard mill. Consumer Packaging segment EBITDA margin was 14.0% for the second quarter of fiscal 2013.

Recycling Segment

Recycling segment net sales decreased $25 million over the prior year second quarter to $271 million primarily as a result of lower volume. Segment income decreased $1 million to $4 million in the second quarter of fiscal 2013 compared to the prior year quarter. Recycling segment EBITDA margin was 2.5% for the second quarter of fiscal 2013.

Cash Provided From Operating, Financing and Investing Activities

Cash provided by operations was $175 million in the second quarter of fiscal 2013, after pension funding in excess of expense of $30 million. We reduced net debt (as defined) by $92 million in the March quarter to $3.13 billion and our Leverage Ratio (as defined) was 2.65 times.  Total debt was $3.18 billion at March 31, 2013. We invested $102 million in capital expenditures.

Conference Call

We will host a conference call to discuss our results of operations for the second quarter of fiscal 2013 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on April 24, 2013. The conference call will be webcast live with an accompanying slide presentation, along with a copy of this press release, at www.rocktenn.com.

Investors who wish to participate in the webcast via teleconference should dial 888-790-4710 (inside the U.S.) or 773-756-0961 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode ROCKTENN. Replays of the call will be available through May 8, 2013 and can be accessed at 866-351-2785 (U.S. callers) and 203-369-0055 (outside the U.S.).

About RockTenn

RockTenn (NYSE:RKT) is one of North America's leading integrated manufacturers of corrugated and consumer packaging. RockTenn's 26,000 employees are committed to exceeding their customers' expectations – every time. The Company operates locations in the United States, Canada, Mexico, Chile, Argentina and China. For more information, visit www.rocktenn.com.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

NET SALES	$ 2,324.9	$ 2,282.9	$ 4,612.0	$ 4,550.6

Cost of Goods Sold	1,939.7	1,922.1	3,817.3	3,797.6

Gross Profit	385.2	360.8	794.7	753.0
Selling, General and Administrative Expenses	237.4	229.6	460.4	455.5
Restructuring and Other Costs, net	12.4	28.1	28.5	38.4

Operating Profit	135.4	103.1	305.8	259.1
Interest Expense	(27.2)	(32.2)	(56.3)	(64.9)
Loss on Extinguishment of Debt	(0.1)	(19.5)	(0.3)	(19.5)
Interest Income and Other Income (Expense), net	(0.1)	0.5	(0.1)	0.9
Equity in Income of Unconsolidated Entities	1.1	1.4	1.7	2.1

INCOME BEFORE INCOME TAXES	109.1	53.3	250.8	177.7

Income Tax Benefit (Expense)	216.5	(20.6)	161.7	(68.2)

CONSOLIDATED NET INCOME	325.6	32.7	412.5	109.5

Less: Net Income Attributable to Noncontrolling Interests	(0.9)	(0.8)	(1.8)	(0.9)

NET INCOME ATTRIBUTABLE TO ROCK-TENN COMPANY SHAREHOLDERS	$ 324.7	$ 31.9	$ 410.7	$ 108.6

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to Rock-Tenn Company shareholders	$ 324.7	$ 31.9	$ 410.7	$ 108.6
Less: Distributed and undistributed income available to participating securities	--	(0.2)	(0.1)	(0.6)
Distributed and undistributed income available to Rock-Tenn Company shareholders	$ 324.7	$ 31.7	$ 410.6	$ 108.0

Diluted weighted average shares outstanding	72.9	71.9	72.8	71.8

Diluted earnings per share	$ 4.45	$ 0.44	$ 5.64	$ 1.50

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

NET SALES:

Corrugated Packaging	$ 1,608.4	$ 1,505.9	$ 3,198.3	$ 3,028.7
Consumer Packaging	626.5	647.6	1,237.8	1,268.0
Recycling	271.0	296.1	522.8	625.5
Intersegment Eliminations	(181.0)	(166.7)	(346.9)	(371.6)

TOTAL NET SALES	$ 2,324.9	$ 2,282.9	$ 4,612.0	$ 4,550.6

SEGMENT INCOME:

Corrugated Packaging (1)	$ 107.7	$ 68.7	$ 245.5	$ 178.0
Consumer Packaging	63.1	84.4	129.6	164.7
Recycling	3.5	4.2	7.8	7.7

TOTAL SEGMENT INCOME	$ 174.3	$ 157.3	$ 382.9	$ 350.4

Restructuring and Other Costs, net	(12.4)	(28.1)	(28.5)	(38.4)
Non-Allocated Expenses	(25.4)	(24.7)	(46.9)	(50.8)
Interest Expense	(27.2)	(32.2)	(56.3)	(64.9)
Loss on Extinguishment of Debt	(0.1)	(19.5)	(0.3)	(19.5)
Interest Income and Other Income (Expense), net	(0.1)	0.5	(0.1)	0.9

INCOME BEFORE INCOME TAXES	$ 109.1	$ 53.3	$ 250.8	$ 177.7

(1) After $6.7 million of pre-tax losses at our Matane, Quebec containerboard mill in the three and six months ended March 31, 2012 and after inventory step-up expense of $0.4 million pre-tax in the six months ended March 31, 2012.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$ 325.6	$ 32.7	$ 412.5	$ 109.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	139.2	132.6	277.3	265.3
Deferred income tax (benefit) expense	(218.9)	17.9	(168.7)	60.8
Loss on extinguishment of debt	0.1	19.5	0.3	19.5
Share-based compensation expense	15.9	6.5	22.7	11.8
Gain on disposal of plant and equipment and other, net	(6.2)	(5.4)	(5.5)	(6.0)
Equity in income of unconsolidated entities	(1.1)	(1.4)	(1.7)	(2.1)
Settlement of interest rate swaps	--	--	--	(2.8)
Pension funding more than expense	(29.7)	(40.0)	(42.5)	(108.2)
Impairment adjustments and other non-cash items	3.4	13.9	6.1	15.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(69.6)	(58.5)	5.1	73.7
Inventories	2.2	12.9	(47.0)	(56.5)
Other assets	(45.7)	(21.8)	(34.7)	(32.7)
Accounts payable	66.8	30.5	35.0	(26.3)
Income taxes	(5.4)	7.2	(13.7)	15.5
Accrued liabilities and other	(1.5)	46.1	7.4	0.8
NET CASH PROVIDED BY OPERATING ACTIVITIES	175.1	192.7	452.6	337.8

INVESTING ACTIVITIES:

Capital expenditures	(102.0)	(120.6)	(194.0)	(202.2)
Cash paid for purchase of businesses, net of cash acquired	--	--	--	(87.5)
Investment in unconsolidated entities	--	(0.1)	--	(1.7)
Return of capital from unconsolidated entities	0.2	0.4	0.6	1.1
Proceeds from sale of property, plant and equipment	4.7	20.9	7.3	32.6
Proceeds from property, plant and equipment insurance settlement	5.7	--	5.7	--
NET CASH USED FOR INVESTING ACTIVITIES	(91.4)	(99.4)	(180.4)	(257.7)

FINANCING ACTIVITIES:

Proceeds from issuance of notes	--	748.9	--	748.9
Additions to revolving credit facilities	22.7	106.3	54.5	210.7
Repayments of revolving credit facilities	(37.3)	(41.0)	(51.8)	(80.9)
Additions to debt	45.1	257.0	195.2	283.0
Repayments of debt	(96.9)	(1,145.4)	(423.8)	(1,208.7)
Debt issuance costs	(0.3)	(4.9)	(1.6)	(5.7)
Cash paid for debt extinguishment costs	(0.1)	(13.9)	(0.1)	(13.9)
Issuances of common stock, net of related minimum tax withholdings	4.2	(3.7)	(0.6)	(1.7)
Excess tax benefits from share-based compensation	(0.2)	7.9	4.2	7.9
Advances from unconsolidated entity	0.3	0.9	0.3	0.4
Cash dividends paid to shareholders	--	(14.1)	(32.1)	(28.2)
Cash distributions to noncontrolling interests	(1.0)	--	(2.3)	--
NET CASH USED FOR FINANCING ACTIVITIES	(63.5)	(102.0)	(258.1)	(88.2)

Effect of exchange rate changes on cash and cash equivalents	0.1	2.6	--	1.3

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	20.3	(6.1)	14.1	(6.8)

Cash and cash equivalents at beginning of period	31.0	41.0	37.2	41.7

Cash and cash equivalents at end of period	$ 51.3	$ 34.9	$ 51.3	$ 34.9

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Income taxes, net of refunds	$ 3.8	$ (13.0)	$ 12.2	$ (16.6)
Interest, net of amounts capitalized	42.7	36.5	52.0	60.1

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	March 31,	September 30,
	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 51.3	$ 37.2
Restricted cash	9.3	40.6
Accounts receivable (net of allowances of $26.7 and $26.9)	1,067.4	1,075.6
Inventories	905.3	861.9
Other current assets	210.5	174.5

TOTAL CURRENT ASSETS	2,243.8	2,189.8

Property, plant and equipment at cost:
Land and buildings	1,206.9	1,207.7
Machinery and equipment	6,270.1	6,121.7
Transportation equipment	14.9	13.6
Leasehold improvements	23.4	20.0
	7,515.3	7,363.0
Less accumulated depreciation and amortization	(1,956.3)	(1,751.6)
Net property, plant and equipment	5,559.0	5,611.4
Goodwill	1,863.6	1,865.3
Intangibles, net	749.5	795.1
Other assets	228.7	225.5

TOTAL ASSETS	$ 10,644.6	$ 10,687.1

LIABILITIES AND EQUITY
CURRENT LIABILITES:
Current portion of debt	$ 29.7	$ 261.3
Accounts payable	754.6	708.9
Accrued compensation and benefits	203.2	211.4
Other current liabilities	198.9	226.7

TOTAL CURRENT LIABILITIES	1,186.4	1,408.3

Long-term debt due after one year	3,149.3	3,151.2
Pension liabilities	1,424.7	1,493.1
Postretirement medical liabilities	150.0	154.2
Deferred income taxes	727.0	888.8
Other long-term liabilities	174.2	173.9
Redeemable noncontrolling interests	11.5	11.4

Total Rock-Tenn Company shareholders' equity	3,821.1	3,405.7
Noncontrolling interests	0.4	0.5
Total Equity	3,821.5	3,406.2

TOTAL LIABILITIES AND EQUITY	$ 10,644.6	$ 10,687.1

Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Millions, Unless Otherwise Specified)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income (Loss) Attributable to Rock-Tenn Company Shareholders
2011	$ 50.3	$ 37.0	$ (30.1)	$ 83.9	$ 141.1
2012	76.7	31.9	58.2	82.3	249.1
2013	86.0	326.4

Diluted Earnings (Loss) per Share
2011	$ 1.27	$ 0.92	$ (0.60)	$ 1.17	$ 2.77
2012	1.06	0.44	0.81	1.14	3.45
2013	1.18	4.45

Depreciation & Amortization
2011	$ 36.7	$ 37.2	$ 73.5	$ 130.9	$ 278.3
2012	132.7	132.6	131.4	137.6	534.3
2013	138.1	139.2

Capital Expenditures
2011	$ 28.5	$ 30.3	$ 48.7	$ 91.9	$ 199.4
2012	81.6	120.6	146.1	104.1	452.4
2013	92.0	102.0

Mill System Operating Rates
2011	95.4%	98.3%	96.7%	99.1%	97.9%
2012	96.4%	90.6%	92.4%	97.7%	94.3%
2013	97.6%	96.1%

Rock-Tenn Company Quarterly Statistics

Segment Operating Statistics
(Sales and Income In Millions, Shipments in Thousands of Tons Unless Otherwise Specified)

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Fiscal Year
Corrugated Packaging Segment Sales
2011	$ 198.3		$ 209.4		$ 734.5		$ 1,626.5		$ 2,768.7
2012	1,522.8		1,505.9		1,545.2		1,597.3		6,171.2
2013	1,589.9		1,608.4

Corrugated Packaging Intersegment Sales
2011	$ 9.4		$ 11.1		$ 21.3		$ 39.9		$ 81.7
2012	32.3		30.8		28.7		29.8		121.6
2013	28.2		28.4

Corrugated Packaging Segment Income
2011	$ 37.4		$ 30.1		$ 80.0	(1)	$ 153.6	(2)	$ 301.1
2012	109.7	(3)	75.4	(4)	73.6	(5)	112.8	(6)	371.5
2013	137.8		107.7

Return On Sales
2011	18.9%		14.4%		10.9%	(1)	9.4%	(2)	10.9%
2012	7.2%	(3)	5.0%	(4)	4.8%	(5)	7.1%	(6)	6.0%
2013	8.7%		6.7%

Containerboard Shipments (7)
2011	247.4		243.9		850.7		1,914.4		3,256.4
2012	1,832.0		1,695.9		1,722.9		1,859.1		7,109.9
2013	1,816.6		1,721.1

Bleached Linerboard Shipments
2011	--		--		12.9		29.8		42.7
2012	29.3		28.5		32.3		31.0		121.1
2013	30.2		30.9

Pulp Shipments
2011	--		--		28.7		71.2		99.9
2012	75.0		61.5		73.8		77.0		287.3
2013	73.4		62.1

Corrugated Containers Shipments - BSF (8)
2011	2.6		2.9		9.1		19.3		33.9
2012	19.0		19.1		19.5		19.7		77.3
2013	19.2		18.9

Corrugated Containers Per Shipping Day - MMSF (8)
2011	43.1		45.2		144.7		301.4		134.6
2012	317.2		298.3		309.3		313.0		309.3
2013	314.1		305.4

(1) Excludes $55.4 million of inventory step-up expense.
(2) Excludes $4.0 million of inventory step-up expense.
(3) Excludes $0.4 million of inventory step-up expense.
(4) Excludes $6.7 million of operating losses at the recently closed Matane, Quebec containerboard mill.
(5) Excludes $0.2 million of inventory step-up expense.
(6) Excludes $0.2 million of inventory step-up expense.
(7) Includes Kraft Paper of 7.3, 18.7, 2.7 and 0.5 in fiscal 3q11, 4q11, 1q12 and 2q12, respectively.
(8) MMSF - millions of square feet and BSF - billons of square feet

Rock-Tenn Company Quarterly Statistics

Segment Operating Statistics
(Sales and Income In Millions, Shipments in Thousands of Tons Unless Otherwise Specified)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Consumer Packaging Segment Sales
2011	$ 544.5	$ 567.8	$ 579.6	$ 667.9	$ 2,359.8
2012	620.4	647.6	628.9	660.6	2,557.5
2013	611.3	626.5

Consumer Packaging Intersegment Sales
2011	$ 3.8	$ 3.9	$ 6.8	$ 9.0	$ 23.5
2012	7.6	6.2	6.1	5.3	25.2
2013	6.4	6.1

Consumer Packaging Segment Income
2011	$ 71.0	$ 61.0	$ 61.1	$ 82.1	$ 275.2
2012	80.3	84.4	83.7	98.8	347.2
2013	66.5	63.1

Return on Sales
2011	13.0%	10.7%	10.5%	12.3%	11.7%
2012	12.9%	13.0%	13.3%	15.0%	13.6%
2013	10.9%	10.1%

Recycled Paperboard Shipments (1)
2011	224.5	239.3	238.2	241.0	943.0
2012	222.8	236.8	231.8	237.9	929.3
2013	231.5	241.1

Bleached Paperboard Shipments
2011	84.4	85.1	77.4	88.0	334.9
2012	83.8	87.4	91.5	90.3	353.0
2013	87.6	79.0

Pulp Shipments
2011	22.1	24.0	20.9	25.1	92.1
2012	24.9	25.1	24.3	21.9	96.2
2013	26.7	18.9

Consumer Packaging Converting Shipments - BSF (2)
2011	5.0	5.2	5.2	5.3	20.7
2012	5.0	5.2	5.1	5.2	20.5
2013	4.9	5.2

Consumer Packaging Converting Per Shipping Day - MMSF (2)
2011	82.2	83.0	82.1	82.5	82.4
2012	83.5	81.0	80.6	83.1	82.0
2013	81.0	83.9

(1) Recycled paperboard tons include coated and specialty paperboard, including gypsum paperboard liner tons by Seven Hills Paperboard LLC, our unconsolidated joint venture with Lafarge North America, Inc.
(2) MMSF - millions of square feet and BSF - billons of square feet

Rock-Tenn Company Quarterly Statistics

Segment Operating Statistics
(Sales and Income In Millions, Shipments in Thousands of Tons Unless Otherwise Specified)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Recycling Segment Sales
2011	$ 41.9	$ 40.8	$ 147.4	$ 355.8	$ 585.9
2012	329.4	296.1	338.9	264.4	1,228.8
2013	251.8	271.0

Recycling Intersegment Sales
2011	$ 10.4	$ 10.1	$ 51.3	$ 137.8	$ 209.6
2012	165.0	129.7	175.0	133.4	603.1
2013	131.3	146.5

Recycling Segment Income
2011	$ 2.3	$ 2.6	$ 4.6	$ 5.3	$ 14.8
2012	3.5	4.2	2.2	(2.8)	7.1
2013	4.3	3.5

Return on Sales
2011	5.5%	6.4%	3.1%	1.5%	2.5%
2012	1.1%	1.4%	0.6%	(1.1)%	0.6%
2013	1.7%	1.3%

Fiber Reclaimed and Brokered
2011	211.6	213.7	773.9	1,759.6	2,958.8
2012	2,064.5	1,996.9	2,039.7	2,014.5	8,115.6
2013	1,945.0	1,802.5

Non-GAAP Financial Measures and Reconciliations

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Net Debt

We have defined the non-GAAP measure "net debt" to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from fair value interest rate derivatives or swaps and the balance of our cash and cash equivalents.

Our management uses net debt, along with other factors, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year for the current quarter and the prior quarter.

(In Millions)	March 31, 2013	December 31, 2012

Current Portion of Debt	$ 29.7	$ 87.4
Long-Term Debt Due After One Year	3,149.3	3,163.8
Total Debt	3,179.0	3,251.2
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	―	(0.1)
	3,179.0	3,251.1
Less: Cash and Cash Equivalents	(51.3)	(31.0)
Net Debt	$ 3,127.7	$ 3,220.1

Segment EBITDA Margins

Our management uses "Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers.

Set forth below is a reconciliation of Segment EBITDA margins to the most directly comparable GAAP measures, Segment Income and Segment Sales for the quarter ending March 31, 2013:

(In Millions, except percentages)
	Corrugated Packaging	Consumer Packaging	Recycling	Corporate / Other	Consolidated

Segment Sales	$ 1,608.4	$ 626.5	$ 271.0	$ (181.0)	$ 2,324.9

Segment Income	$ 107.7	$ 63.1	$ 3.5		$ 174.3
Depreciation and Amortization	107.9	24.8	3.3	3.2	139.2
EBITDA	$ 215.6	$ 87.9	$ 6.8

Segment EBITDA Margins	13.4%	14.0%	2.5%

Credit Agreement EBITDA and Total Funded Debt

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including certain restructuring and other costs, acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items.

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Facility. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the March 31, 2013 calculation, our Leverage Ratio was 2.65 times. Our maximum permitted Leverage Ratio under the Credit Facility at March 31, 2013 was 3.75 times.

Set forth below is a reconciliation of Credit Agreement EBITDA for the twelve months ended March 31, 2013, to the most directly comparable GAAP measure, Consolidated Net Income:

(In Millions)	Twelve Months Ended March 31, 2013

Consolidated Net Income	$ 555.2
Interest Expense, net	100.4
Income Taxes	(93.0)
Depreciation and Amortization	546.3
Additional Permitted Charges	115.1
Credit Agreement EBITDA	$ 1,224.0

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year:

(In Millions, except ratio)	March 31, 2013

Current Portion of Debt	$ 29.7
Long-Term Debt Due After One Year	3,149.3
Total Debt	3,179.0
Less: Hedge Adjustments Resulting From Terminated Fair Value Interest Rate Derivatives or Swaps	―
Total Debt Less Hedge Adjustments	3,179.0
Plus: Letters of Credit, Guarantees and Other Adjustments	64.7
Total Funded Debt	$ 3,243.7

Credit Agreement EBITDA for the Twelve Months Ended March 31, 2013	$ 1,224.0

Leverage Ratio	2.65

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP measures "adjusted net income" and "adjusted earnings per diluted share". Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate the Company's performance relative to other periods. We believe that the most directly comparable GAAP measures to adjusted net income and adjusted earnings per diluted share are Net income attributable to Rock-Tenn Company shareholders and Earnings per Diluted Share, respectively. Set forth at the beginning of this press release is a reconciliation of adjusted earnings per diluted share to Earnings per diluted share. Set forth below is a reconciliation of adjusted net income to Net income attributable to Rock-Tenn Company shareholders:

(In Millions)	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Six Months Ended March 31, 2013	Six Months Ended March 31, 2012

Net income attributable to Rock-Tenn Company shareholders	$ 324.7	$ 31.9	$ 410.7	$ 108.6

Alternative fuel mixture credit tax reserve adjustment	(252.9)	—	(252.9)	—
Restructuring and other costs and operating losses and transition costs due to plant closures	9.8	25.4	21.9	33.7
Loss on extinguishment of debt	0.1	12.3	0.2	12.3
Acquisition inventory step-up	—	—	—	0.3

Adjusted net income	$ 81.7	$ 69.6	$ 179.9	$ 154.9
CONTACT: RockTenn
         John Stakel, SVP-Treasurer, 678-291-7900